  As filed with the Securities and Exchange Commission on August 17, 1998,
                                             Registration No. 333-_____________
-------------------------------------------------------------------------------
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                             HCC INSURANCE HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)

           DELAWARE                                   76-0336636
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                    13403 NORTHWEST FREEWAY, HOUSTON, TEXAS  77040
                 (Address of principal executive offices)  (zip code)

                             HCC INSURANCE HOLDINGS, INC.
                     1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                               AS RESTATED AND AMENDED
                               (Full title of the plan)

                                                Copies of All Communications to:

  CHRISTOPHER L. MARTIN, VICE PRESIDENT              ARTHUR S. BERNER, ESQ.
          AND GENERAL COUNSEL                   WINSTEAD SECHREST & MINICK P.C.
        13403 NORTHWEST FREEWAY                   910 TRAVIS STREET, STE 2400
          HOUSTON, TEXAS  77040                       HOUSTON, TEXAS 77002
            (713) 462-1000                                (713) 650-2729
    (Name and address and telephone
     number, including area code,
       of agent for service)

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                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                                 Proposed          Proposed
      Title of                  Amount          Maximum          Maximum          Amount of
     Securities                 Being       Offering Price      Aggregate        Registration
  Being Registered          Registered(1)     Per Share(2)   Offering Price(2)       Fee
-----------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share      200,000 Shares (3)       $20            $4,000,000         $1,180
-----------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separate reorganization or the like of or by the Registrant.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on August 13, 1998.

(3) These shares represent the additional shares which were added to the Plan pursuant to an amendment which was adopted by the shareholders on May 21, 1998.

     The contents of the registration statement on Form S-8, Registration No. 333-14479, as filed on October 18, 1996, are incorporated herein by reference and shall continue in full force and effect. This registration statement on Form S-8 (the "Registration Statement") is being filed for the purpose of increasing the number of shares of Common Stock for which options may be granted under the 1996 Nonemployee Director Stock Option Plan as Restated and Amended (the "Plan") from 250,000 to 450,000, to refile Exhibit 4.1, the Restated Certificate of Incorporation to include the Certificate of Amendment of Certificate of Incorporation of the Registrant, and to refile Exhibit 4.4, the Plan.

                                       PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents (as filed with the Securities and Exchange Commission (the "Commission") by the Registrant) are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

     (c) The description of the Common Stock contained in the Registrant's Prospectus filed with the Commission on September 3, 1993 as part of the Registrant's Registration Statement on Form S-1 (Registration No. 33-67342).

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER      DESCRIPTION
     4.1            Restated Certificate of Incorporation and Certificate of
                    Amendment of Certificate of Incorporation of the Registrant,
                    filed with the Delaware Secretary of State on July 23, 1996 and May 21, 1998, respectively - filed herewith.

     4.4            HCC Insurance Holdings, Inc. 1996 Nonemployee Director Stock
                    Option Plan as Restated and Amended- filed herewith.

     5 Opinion of Winstead Sechrest & Minick P.C. as to the legality of the securities being registered - filed herewith.

EXHIBIT NUMBER      DESCRIPTION
     23.1           Consent of PricewaterhouseCoopers LLP, independent certified public accountants - filed herewith.

     23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants - filed herewith.

     23.3 Consent of Winstead Sechrest & Minick P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).

     24             Powers of Attorney - filed herewith.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on the 17th day of August, 1998.


                                       HCC INSURANCE HOLDINGS, INC.



                                       /s/ STEPHEN L. WAY                  *
                                       -------------------------------------
                                       By:  Stephen L. Way
                                            Chairman of the Board and
                                            Chief Executive Officer

     Pursuant to the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                           DATE
---------                             -----                           ----

/s/ STEPHEN L. WAY      *  Chairman of the Board and             August 17, 1998
-------------------------  Chief Executive Officer
Stephen L. Way             (Principal Executive Officer)


/s/ JAMES M. BERRY      *  Director                              August 17, 1998
-------------------------
James M. Berry

/s/ FRANK J. BRAMANTI      Executive Vice President and          August 17, 1998
-------------------------  Director
Frank J. Bramanti



                                        3


/s/ PATRICK B. COLLINS  *  Director                              August 17, 1998
-------------------------
Patrick B. Collins

/s/ ROBERT DICKERSON    *  Director                              August 17, 1998
-------------------------
J. Robert Dickerson

/s/ EDWARD H. ELLIS, JR.*  Senior Vice President and             August 17, 1998
-------------------------  Chief Financial Officer
Edward H. Ellis, Jr.       (Chief Accounting Officer)

/s/ EDWIN H. FRANK, III *  Director                              August 17, 1998
-------------------------
Edwin H. Frank, III

/s/ ALAN W. FULKERSON   *  Director                              August 17, 1998
-------------------------
Alan W. Fulkerson

/s/ WALTER J. LACK      *  Director                              August 17, 1998
-------------------------
Walter J. Lack

/s/ STEPHEN J. LOCKWOOD *  Director and Vice Chairman            August 17, 1998
-------------------------
Stephen J. Lockwood

/s/ JOHN N. MOLBECK, JR.*  President and Director                August 17, 1998
-------------------------
John N. Molbeck, Jr.

/s/ PETER B. SMITH, JR. *  Executive Vice President and          August 17, 1998
-------------------------  Director
Peter B. Smith, Jr.

/s/ HUGH T. WILSON*        Director                              August 17, 1998
-------------------------
Hugh T. Wilson


*By: /s/ FRANK J. BRAMANTI
     --------------------------
     Frank J. Bramanti
     Attorney-in-Fact

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